UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

Enliven Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39247	81-1523849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Park Road
Burlingame, CA	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-547-5814

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELVN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On October 14, 2026, the board of directors (the “Board”) of Enliven Therapeutics, Inc. (the “Company”) increased the size of the Board from seven to eight directors and appointed Kristine Ball to serve as a Class II director, with a term expiring at the Company’s 2028 annual meeting of stockholders, and as a member of the Audit Committee of the Board (the “Audit Committee”), effective October 14, 2026.

There are no transactions in which Ms. Ball has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Ball will receive compensation for her service pursuant to the Company’s Outside Director Compensation Policy. This includes annual cash compensation of: (i) $45,000 per year for service as an outside director; and (ii) $10,000 per year for service as a member of the Audit Committee.

Additionally, as a new outside director, Ms. Ball was granted stock options to purchase shares of the Company’s common stock with a grant date fair value as determined in accordance with U.S. generally accepted accounting principles equal to approximately $650,000. These stock options will vest as to 1/36th of the total number of shares on each monthly anniversary of the grant date, subject to Ms. Ball’s continued service through the applicable vesting date. In the event of a Change in Control (as defined in the Company’s Outside Director Compensation Policy), the stock options will vest in full. In addition, the Company entered into its standard form of indemnification agreement with Ms. Ball. There are no arrangements or understandings between Ms. Ball and any other person pursuant to which she was selected as a director.

Item 7.01	Regulation FD Disclosure.

On October 14, 2026, the Company issued a press release announcing the appointment of Ms. Ball as a member of the Board. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enliven Therapeutics, Inc.

Date: October 14, 2026	By:	/s/ Richard Fair
	Name:	Richard Fair
	Title:	President and Chief Executive Officer